Exhibit 10.7

[Ashford Inc. Letterhead]

March 15, 2020

[_______]

c/o Ashford Inc.

14185 Dallas Parkway, Suite 1100

Dallas, TX 75254

RE: Base Salary Reduction

Dear [_______],

As we have discussed, in light of the uncertainty created by the effects of the novel coronavirus (Covid-19), effective as of March 21, 2020 and subject to your signature below, your base salary is being reduced by [ ] percent ([ ]%). This reduction will be effective until such time as the [Chief Executive Officer][independent members of the Board of Directors (the “Board”)] of Ashford Inc. (the “Company”) determine[s] in [his][their] sole and absolute discretion that the effects of the novel coronavirus (Covid-19) on the lodging industry have subsided and it has been determined by the [Chief Executive Officer][Board] that the Company is in a healthy financial position. You will be promptly notified of such determination in writing (which may be via e-mail), and such notification may also provide for a “make whole” amount attributable to the reduction in your base salary as determined in the sole and absolute discretion of the [Chief Executive Officer][Board]. Please note that this reduction does not change your targeted incentive bonus percentages for purposes of the Company’s annual cash incentive program, and the bonus payable to you under this program, if any, shall take into account your base salary prior to any reduction as specified in this letter.

By your signature below, you hereby acknowledge and consent to this salary reduction, and further acknowledge and agree that you shall not have, and hereby waive, any right to resign for “Good Reason” (or any term of similar meaning) solely in connection with the temporary base salary reduction described in this letter, under any and all employment, compensation, and benefits agreements, programs, policies, and arrangements of the Company and the entities that it and its subsidiaries advise, including, without limitation, your employment agreement with the Company (and Ashford Hospitality Advisors, LLC). You expressly acknowledge and agree that all such entities are third party beneficiaries of this letter agreement.

We appreciate your continued service in helping the Company navigate the uncertainty created by Covid-19.

Very truly yours,

ASHFORD INC.

_____________________________

By:

Its:

ACKNOWLEDGED AND AGREED:

_____________________________

[_______]